Exhibit 99.1
Earthstone Energy Completes Acquisition of Independence Resources Management, LLC

The Woodlands, Texas, January 7, 2021 – Earthstone Energy, Inc. (NYSE: ESTE) (“Earthstone” or the “Company”) today announced that it has completed the previously announced acquisition of Independence Resources Management, LLC (“IRM”). The aggregate purchase price for the acquisition was approximately $182.0 million, consisting of $131.2 million in cash consideration and approximately 12.7 million shares of Earthstone’s Class A common stock valued at $50.8 million based on a closing share price of $3.99 on December 16, 2020.

Management Commentary

Mr. Robert J. Anderson, President and CEO of Earthstone, commented, “We are pleased to be able to begin 2021 with the completion of this significant acquisition and would like to thank the team at IRM for working with us to close this transaction just three weeks after announcement. The added scale of this acquisition enhances our ability to deliver top tier operational and financial results with a heavy focus on generating low-cost, high margin production. We remain committed to financial discipline while continuing to seek further increases to our scale with high-quality accretive acquisitions.”

Director Appointment

In connection with closing, the Earthstone Board of Directors has expanded to nine members with the appointment of Mr. David S. Habachy. Mr. Habachy has been a Managing Director on the Energy team of Warburg Pincus, LLC since 2017.

About Earthstone Energy, Inc.

Earthstone Energy, Inc. is a growth-oriented, independent energy company engaged in the development and operation of oil and natural gas properties. Its primary assets are located in the Midland Basin of west Texas and the Eagle Ford Trend of south Texas. Earthstone is listed on the New York Stock Exchange under the symbol “ESTE.” For more information, visit the Company’s website at www.earthstoneenergy.com.

Forward-Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Statements that are not strictly historical statements constitute forward-looking statements and may often, but not always, be identified by the use of such words such as “expects,” “believes,” “intends,” “anticipates,” “plans,” “estimates,” “potential,” “possible,” or “probable” or statements that certain actions, events or results “may,” “will,” “should,” or “could” be taken, occur or be achieved. The forward-looking statements include statements about the expected benefits of the acquisition to Earthstone and its stockholders, the expected financial position and business strategy of the combined company, and plans and objectives of management for future operations. Forward-looking statements are based on current expectations and assumptions and analyses made by Earthstone and its management in light of experience and perception of historical trends, current conditions and expected future developments, as well as other factors appropriate under the circumstances. However, whether actual results and developments will conform to expectations is subject to a number of material risks and uncertainties, including but not limited to: Earthstone’s ability to integrate its combined operations successfully after the acquisition and achieve anticipated benefits from it; risks relating to any unforeseen liabilities of Earthstone or IRM; declines in oil, natural gas liquids or natural gas prices; the level of success in exploration, development and production activities; adverse weather conditions that may negatively impact development or production activities; the timing of exploration and development expenditures; inaccuracies of reserve estimates or assumptions underlying them; revisions to reserve estimates as a result of changes in commodity prices; impacts to financial statements as a result of impairment write-downs; risks related to level of indebtedness and periodic redeterminations of the borrowing base under the Earthstone credit facility; Earthstone’s ability to generate sufficient cash flows from operations to fund all or portions of its future capital expenditures budget; Earthstone’s ability to obtain external capital to finance exploration and development operations and acquisitions; the ability to successfully complete any potential asset dispositions and the risks related thereto; the impacts of hedging on results of operations; uninsured or underinsured losses resulting from oil and natural gas operations; Earthstone’s ability to replace oil and natural gas reserves; any loss of senior management or technical personnel; and the direct and indirect impact on most or all of the foregoing on the evolving COVID-19 pandemic. Earthstone’s annual report on Form 10-K for the year ended December 31, 2019, quarterly reports on Form 10-Q, recent current reports on Form 8-K, and other Securities and Exchange Commission (“SEC”) filings discuss some of the important risk factors identified that may affect Earthstone’s business, results of operations, and financial condition. Earthstone undertakes no obligation to revise or update publicly any forward-looking statements except as required by law.

Contacts

Mark Lumpkin, Jr.
Executive Vice President – Chief Financial Officer
Earthstone Energy, Inc.
1400 Woodloch Forest Drive, Suite 300
The Woodlands, TX 77380
281-298-4246
mark.lumpkin@earthstoneenergy.com

Scott Thelander
Vice President of Finance
Earthstone Energy, Inc.
1400 Woodloch Forest Drive, Suite 300
The Woodlands, TX 77380
281-298-4246
scott@earthstoneenergy.com